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                                                             Exhibit 10 (xxviii)


                               FIRST AMENDMENT TO
                            REVOLVING LOAN AGREEMENT


     THIS FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT, dated as of October 15, 1996 (the "Amendment"), is between ST. PAUL BANCORP, INC., a Delaware corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank entered into a Revolving Loan Agreement dated as of September 15, 1995 (the "Agreement"); and

     WHEREAS, the Borrower and the Bank desire to amend the Agreement as more fully described herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

     2. AMENDMENTS TO THE AGREEMENT.

        2.1 Section 1 of the Agreement. The first sentence in the definition of "Revolving Credit Termination Date" in Section 1 of the Agreement is hereby restated in its entirety, as follows:

     "Revolving Credit Termination Date" shall mean October 15, 1997."

        2.2 Section 4(B) of the Agreement. The date "January 1, 1996", appearing in Section 4(B) of the Agreement is hereby deleted and the date "January 1, 1997" is inserted in lieu thereof, as the initial payment date under the Revolving Note.

     3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

        3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

        3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

        3.3 Validity and Binding Effect.  The Agreement, as amended hereby,

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is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        3.4 No Default.  As of the date hereof, no Event of Default under
Section 10 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

        3.5 Warranties. As of the date hereof, the representations and warranties in Section 6 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

     4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

            (a)  This Amendment duly executed by the Borrower;

            (b) A Revolving Note in the form of Exhibit A-1 attached hereto duly executed by the Borrower; and

            (c) Such other documents and instruments as the Bank reasonably requests.

     5. GENERAL.

        5.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

        5.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

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        5.3 Confirmation of the Agreement.  Except as amended hereby, the
Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.


LASALLE NATIONAL BANK               ST. PAUL BANCORP, INC.


By:                                 By:
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Its:                                Its:
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                                  Exhibit A-1

                                 REVOLVING NOTE

$20,000,000                                             Dated:  October 15, 1996


     FOR VALUE RECEIVED, ST. PAUL BANCORP, INC., a Delaware corporation (the "Maker") promises to pay to the order of LASALLE NATIONAL BANK, a national banking association (the "Bank") the lesser of: the principal sum of TWENTY MILLION DOLLARS ($20,000,000), or the aggregate unpaid principal amount outstanding under the Revolving Loan Agreement dated September 15, 1995 (as amended from time to time, the "Loan Agreement") between the Bank and the Maker at the maturity or maturities and in the amount or amounts as stated on the records of the Bank together with interest (computed on actual days elapsed on the basis of a 360 day year) on any and all principal amounts outstanding hereunder from time to time from the date hereof until maturity. Interest shall be payable at the rates of interest and the times set forth in the Loan Agreement. In no event shall any principal amount have a maturity later than the Revolving Credit Termination Date, as that term is defined in the Loan Agreement.

     This Note shall be available for direct advances.

     Principal and interest shall be paid to the Bank at its office at 135 South LaSalle Street, Chicago, Illinois 60674, or at such other place as the holder of this Note may designate in writing to the Maker. This Note may be prepaid in whole or in part as provided for in the Loan Agreement.

     This Note evidences indebtedness incurred under the Loan Agreement, to which reference is hereby made for a statement of the terms and conditions under which the due date of the Note or any payment thereon may be accelerated. The holder of this Note is entitled to all of the benefits provided for in the Loan Agreement.

     The Maker agrees that in action or proceeding instituted to collect or enforce collection of this Note, the amount on the Bank's records shall be conclusive and binding evidence, absent demonstrable error, of the unpaid principal balance of this Note.

     This note is in substitution and replacement of, but not repayment for, a Revolving Note of the Maker to the Bank dated September 15, 1995 in the principal amount of $20,000,000 and is in no way intended as a novation therefor.

                           ST. PAUL BANCORP, INC.

                           By:
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                           Its:
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